UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 6, 2013

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2013, the Board of Directors (the “Board”) of salesforce.com, inc. (the “Company”) appointed Keith Block, 52, to serve as President and Vice Chairman of the Company, and elected him to become a director of the Company. The Board expanded its size to ten members in connection with the election of Mr. Block to fill the newly created seat. There are no arrangements or understandings between Mr. Block and any other persons pursuant to which he was selected as an officer or director, he has no family relationships with any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company, Mr. Block served as Executive Vice President, North America of Oracle Corporation (“Oracle”) from 2002 to 2012. Prior to that position, Mr. Block held various other positions at Oracle beginning in 1986. Mr. Block serves on the Board of Trustees at the Concord Museum, the Board of Advisors at Carnegie-Mellon University Heinz Graduate School and the President’s Advisory Council for Carnegie-Mellon University. Mr. Block received a B.S. in Information Systems and a M.S. in Management & Policy Analysis from Carnegie-Mellon University.

Employment Offer Letter

The Company entered into an employment offer letter (the “Agreement”) with Mr. Block. The Agreement has no specified term, and Mr. Block’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary and Bonus. Mr. Block will receive an annual base salary of $1,000,000, subject to annual review. He will also receive an initial annual bonus with an amount of 100% of base salary, and such further annual bonuses as may be determined from time to time by the Board or any committee thereof pursuant to the Company bonus plan and based on periodically articulated metrics as to individual and Company performance.

Equity Award. The Compensation Committee of the Board approved a stock option award to purchase 1,250,000 shares of the Company’s Common Stock at an exercise price equal to the per share closing price on June 5, 2013, the date of grant, which is subject to the Company’s standard time-based vesting provisions.

Severance Terms. If the Company terminates Mr. Block’s employment without cause or if Mr. Block voluntarily terminates his employment for good reason, each as defined in the Agreement, he will be entitled to receive: a payment equal to one year of his annual base salary and his annual bonus target, each at the level in effect immediately prior to his termination date; any bonus earned as of the termination date but not yet paid; and unpaid reimbursement of expenses. Receipt of these severance benefits under the Agreement is conditioned upon execution by Mr. Block of a release of claims in favor of the Company.

In addition, in the event of Mr. Block’s death or disability, he or his estate will be entitled to receive: his unpaid base salary to the date of death or termination due to disability; in the case of death, a payment equal to one year of his annual base salary at the level in effect immediately prior to his date of death; his pro rata bonus for the remainder of the year in which death or disability occurs; any bonus earned as of the date of death or termination due to disability but not yet paid; unpaid reimbursement of expenses; and any other standard death or disability benefits.

Other Benefits. Mr. Block is eligible to participate in the benefit programs generally available to senior executives of the Company. The Company will reimburse Mr. Block for reasonable expenses incurred in connection with the performance of his duties under the Agreement.

Mr. Block’s bonuses and equity grants will be subject to the Company’s “clawback” policies as in effect from time to time.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company also intends to enter into its standard form of indemnification agreement with Mr. Block, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed on April 20, 2004 and is incorporated by reference herein, and its standard form of change of control and retention agreement applicable to non-CEO Section 16 officers, which is filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed on March 9, 2009 and is incorporated by reference herein.

Attached to this Form 8-K is a press release regarding Mr. Block’s appointment as President and Vice Chairman and election as a director of the Company. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below, on June 6, 2013, the stockholders of the Company approved the Company’s 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan is described in more detail in the Company’s 2013 Proxy Statement filed with the Securities and Exchange Commission on May 8, 2013. The foregoing description and the summary contained in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the plan, which is attached hereto as Exhibit 10.2.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below, on June 6, 2013, the stockholders of the Company approved an amendment and restatement to its Amended and Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors by providing the phase-in for the annual election of directors. The Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1, became effective upon its filing with the Delaware Secretary of State on June 7, 2013. Our Board of Directors has also approved the corresponding amendment and restatement of our Amended and Restated Bylaws to eliminate the Board’s classified structure, also effective on June 7, 2013 upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on June 6, 2013 (the “Meeting”). Of the 589,934,820 shares of common stock outstanding as of May 6, 2013, the record date, 532,986,806 shares were represented at the Meeting, in person or by proxy, constituting 90.35% of the outstanding shares entitled to vote. The proposals considered at the Meeting are described in detail in the Company’s 2013 Proxy Statement. The following proposals were voted upon and the final voting results with respect to each such matter are set forth below:

1. Elect three Class III directors, Stratton Sclavos, Lawrence Tomlinson and Shirley Young, to serve for a term of one year and until their successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Stratton Sclavos	499,721,858	3,114,332	1,454,118	28,696,498
Lawrence Tomlinson	496,844,982	5,993,960	1,451,366	28,696,498
Shirley Young	495,919,882	6,920,333	1,450,093	28,696,498

2. Approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company to eliminate the classification of the Board and provide for the phase-in for the annual election of directors:

For	Against	Abstain	Broker Non-Votes
502,518,481	327,652	1,443,343	28,697,330

3. Approve the Company’s 2013 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
305,685,524	197,126,596	1,478,188	28,696,498

4. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014:

For	Against	Abstain	Broker Non-Votes
501,723,514	29,840,221	1,423,071	0

5. Approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s 2013 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
415,891,126	86,897,109	1,501,241	28,697,330

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of salesforce.com, inc.

3.2	Amended and Restated Bylaws of salesforce.com, inc.

10.1	Employment Offer Letter, dated May 2, 2013, between salesforce.com, inc. and Keith Black

10.2	2013 Equity Incentive Plan and related forms of agreements

99.1	Press Release dated June 6, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2013	salesforce.com, inc.

/s/ Burke F. Norton
Burke F. Norton Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of salesforce.com, inc.

3.2	Amended and Restated Bylaws of salesforce.com, inc.

10.1	Employment Offer Letter, dated May 2, 2013, between salesforce.com, inc. and Keith Black

10.2	2013 Equity Incentive Plan and related forms of agreements

99.1	Press Release dated June 6, 2013